Exhibit 99.1

LIPOCINE
ENHANCING HEALTH

20TH ANNUAL FALL SCIENTIFIC MEETING OF SMSNA
October 24-27, 2019 // Nashville, TN

LPCN Oral T (TLANDO) Reduces Liver Fat in Men with Fatty Liver

Presenter: Irwin Goldstein, MD
Director, Sexual Medicine, Alvarado Hospital, San Diego, CA
Clinical Professor of Surgery, University of California at San Diego

Authors: Irwin Goldstein, MD; Kilyoung Kim, PhD; Somaya Albhaisi, MD; Jonathan Baker, PhD; Nachiappan Chidambaram, PhD; Arun Sanyal, MD; Mahesh V. Patel, PhD; Anthony DelConte, MD

SMSNA 2019
October 25, 2019

Dr. Irwin Goldstein Disclosures:
- Research: AbbVie, Marius, Plethora, TGI
- Speakers Bureau: Coloplast

Sexual Medicine Society of North America, Inc. SMS

1

2 Confidential LPCN Oral T Is Not Hepatotoxic TLANDO™ (Testosterone Undecanoate) vs Methyl Testosterone LPCN Oral T (TLANDO ™ *) is a non - methylated, orally bioavailable prodrug of natural T Testosterone Undecanoate Testosterone 2 Methyl - TLANDO™ (Oral TU) * TLANDO, LPCN 1144, and LPCN 1021 include the same active pharmaceutical ingredient, API (Testosterone Undecanoate).

3 Confidential TLANDO™ Improves Mental and Sexual Domains with 52 - Week Treatment TLANDO™ Restores Normal T Levels in Hypogonadal Males. * Study of Androgen Replacement (SOAR, NCT02081300); † Topical T: AndroGel 1.62% as active control ▪ SOAR* Trial: a 52 - wk, multicenter, active controlled (topical T†, n=105), open label study with TLANDO™ (n=210)

Non Alcoholic Fatty Liver Disease (NAFLD) Pathways & Effect of Androgens



30 – 40% US Adults
15 – 20% NAFLDs
10 – 20% NASH

Healthy Liver

- Normal TGs
- Normal LFTs

Fatty Liver

- ↑ TGs
- ↑ LFTs
- ↑ Liver fat

Androgens aids to maintain liver homeostasis[1]

NASH Liver

- ↑ TGs & LFTs
- ↑ Liver fat
- ↑ Fibrosis markers
- ↑ Inflammation
- Immune response

Androgens are

- Anti-inflammatory[2] and
- Immunomodulator[2]

Cirrhotic Liver

- Scar tissues replaces liver cells
- ↑ Fibrosis markers

Androgens aids in

- Liver regeneration[3]
- Resolution of decompensation events via anabolic effects

Hepatocellular Carcinoma

1. Shen, M. and Shi, H, *IJE* 2015
2. Malkin et al., *JCEM* 2004
3. Bernard et al., Hepatol 1982

NAFLD: Non Alcoholic Fatty Liver Disease, NASH: Non Alcoholic Steatohepatitis, LFT: Liver function test, TG: Triglycerides

LIPOCINE ENHANCING HEALTH
4 Confidential

5 Confidential Low T is Associated with NAFLD Across the Full Disease Spectrum Kim et al., BMC Gastroenterol 2012 “Men with low testosterone are at high risk for NAFL” “Low T levels in cirrhotic men are associated with the mortality or transplantation” Sinclair et al., Liver Transplant 2016 NAFL* (Non - alcoholic fatty liver) Cirrhosis Free T (ng/dL) Free T (ng/dL) NASH** (Non - alcoholic steatohepatitis) Sumida et al., Gastroenterol Hepatol 2015 Decreasing levels of free T correlated with increased prevalence and severity of NASH. 0 20 40 60 80 100 1 2 3 4 5 Prevalence of NAFL (%) Testosterone range, ng/dL (Quintiles) (11 - 317) (318 - 388) (392 - 478) (480 - 570) (571 - 1343) Fibrosis stage - - Testosterone < 240 ng/dL — Testosterone ≥ 240 ng/dL, p=0.027

6 Confidential TLANDO™ Clinical Experience More than 700 subjects have been exposed to TLANDO™ across 14 clinical studies ▪ Two studies involved the assessment of liver health (liver fat changes and liver injury marker changes) Clinical Study # of Subjects Duration of Study Outcome Established SOAR* Trial [Open label active control] N = 315 210 – TLANDO™ 105 – Topical T** 52 weeks ▪ Significant reduction of elevated liver injury markers ▪ Adequate & well tolerated safety profile Liver Fat Study (LFS) [Open label] N = 36 4 months ▪ Liver fat† reduction by MRI - PDFF ▪ Well tolerated safety profile † Liver fat % was measured using a Magnetic Resonance Imaging - Proton Density Fat Fraction (MRI - PDFF) technique. * SOAR: Study Of Androgen Replacement; ** AndroGel 1.62% used as active control

7 Confidential Liver Fat Study: Longitudinal Improvement in Liver Fat with 4 - Month TLANDO™ Treatment ■ Non Alcoholic Fatty Liver (NAFL) Free (LF < 5%) ■ Non Alcoholic Fatty Liver (NAFL) (LF ≥ 5%) NAFLD Free NAFLD Free NAFLD Free NAFLD Free NAFLD Free NAFLD Free 52% 48% NAFL Free NAFL 63% 38% NAFL Free NAFL About 50% of NAFL Subjects Experienced Resolution at EOS 34% 66% NAFL Free NAFL Baseline (N=32*) Interim (Week 8, N=31) End of Study (Week 16, N=32) * Full Analysis Set (N=32)

8 Confidential SOAR: Improved Liver Injury Markers Post 52 - Wk TLANDO™ Treatment 8 - 17% - 10% - 5% - 10% -25% -20% -15% -10% -5% 0% ALT AST ALP GGT Mean % Change from BL Mean BL* (U/L) 53.6 32.0 74.0 53.6 * BL: Baseline, TLANDO™ patients for ALT > 40 U/L at BL; SOAR (NCT02081300), N=42 N 42 4 6 36 BL 53.6 U/L 59.8 U/L 125.3 U/L 82.2 U/L 52% 50% 67% 31% 0% 10% 20% 30% 40% 50% 60% 70% ALT AST ALP GGT % of Subjects Normalized at EOS Normalization† of Liver Injury markers † ALT, AST, ALP, and GGT normal range upper limit is 40 U/L, 43 U/L, 115 U/L, and 49 U/L, respectively ALT: Alanine Aminotransferase, AST: Aspartate Aminotransferase, ALP: Alkaline Phosphatase, GGT: Gamma - Glutamyl Transferase

9 Confidential SOAR: Differentiated TLANDO™ Effect on Biomarkers Compared to Topical T Post 52 - Week Treatment -10% -5% 0% 5% 10% 15% TLANDO Topical T ALP CBL* ALP Changes from Baseline P=0.009 -30 -20 -10 0 10 20 30 40 TLANDO Topical T TG CBL (mg/dL) TG Changes from Baseline P=0.02 0 2 4 6 8 10 12 TLANDO Topical T Free T CBL (ng/dL) Free T Changes from Baseline P=0.003 * CBL: Change from baseline; ALP: Alkaline Phosphatase, TG: Triglycerides, Topical T: AndroGel 1.62% as active control

10 Confidential Conclusions ▪ TLANDO™ restores normal T levels in hypogonadal men with – Observed improvement on mental health domain by SF - 36 – Observed improvement on sexual domain by PDQ (maintained erection and full erection %). ▪ TLANDO™ is beneficial on liver health demonstrated by – Nonalcoholic fatty liver (NAFL) resolution in about 50% of fatty liver subjects in 4 - month therapy – Meaningful reduction of elevated liver injury markers in 1 - year treatment – Substantial normalization of elevated liver injury markers in 1 - year treatment ▪ TLANDO™ safety was demonstrated in more than 700 subjects across 14 clinical trials with exposure up to 52 weeks.